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                                                                   EXHIBIT 10.19

                               ASSIGNMENT OF LEASE

         ASSIGNMENT made this 25th day of Septmeber, 1997 by and among RICHARD
A. ROOS and JDA, INC., a Pennsylvania corporation (collectively "Landlord"), BUSCH CO., a Pennsylvania corporation ("Tenant") and NEW BUSCH CO., INC., a Delaware corporation ("New Busch").

                                   BACKGROUND

         Landlord and Tenant are parties to a lease dated January 10, 1980 as amended by Amendments to Lease dated August 1, 1988, May 21, 1991 and extended through July 31, 1999 by Addendum to Lease dated June 1, 1991 (the "Lease") covering the demised premises located in Sheller Township, Allegheny County, Pennsylvania as defined in the Lease (the "Premises"). Pursuant to the sale of certain of its assets to New Busch, Tenant desires to assign all of its rights and obligations under the Lease: to New Busch and New Busch desires to accept such assignment and Landlord has consented to such assignment.

         NOW THEREFORE in consideration of the foregoing premises and intending to be legally bound hereby, Landlord, Tenant and New Busch hereby represent and agree as follows:

         1. Representations of Landlord and Tenant. Landlord and Tenant hereby represent, with the intent that New Busch should rely on this representation in connection with this Assignment, the following:

               (a) The Lease is in full force and effect and has not been amended or supplemented. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises.

               (b) No "default" or "event of default" under the Iease has occurred or is continuing and no event which with notice or lapse of time or both would be a "default" or "event of default" under the Lease has occurred.

               (c) All rent and additional rent under the Lease has been paid through September 30, 1997.

               (d) The interest in and to the leasehold estate retained by Richard A. Roughs expires on July 31, 1999.

            Landlord and Tenant agree that they shall be estopped from any future assertion of facts contrary to the foregoing representations.


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         2. Assignment.

               (a) Tenant hereby assigns to New Busch all of the right, title and interest of Tenant in and to the Lease as of the Effective Date (as hereinafter defined).

               (b) New Busch hereby assumes and agrees, as of the Effective Date, to make all payments and to keep all covenants and agreements of Tenant under the Lease with the same force and effect as if New Busch had executed the Lease originally as tenant therein.

               (c) Landlord hereby consents to the assignment of the Lease contained herein. Furthermore, pursuant to Article 18 of the Lease, Tenant shall remain liable to Landlord under all terms and conditions of the Lease.

               (d) Tenant hereby agrees to indemnify and hold New Busch harmless from and against any and all losses or damages (including without limitation, the cost of defending the same) relating to a default under the Lease or otherwise with respect to the Lease accruing prior to the Effective Date of this Assignment.

               (e) New Busch hereby agrees to indemnify and hold Tenant harmless from and against any and all losses or damages (including without limitation, the cost of defending the same) relating to a default under the Lease or otherwise with respect to the Lease accruing from and after the Effective Date of this Assignment.

         3. Amendments to Lease. Landlord and New Busch hereby agree that on the Effective Date, the Lease shall be amended and supplemented as follows (capitalized terms used in the following subparagraphs (a) through (d) but not defined herein, shall have the meanings given to them in the Lease):

               (a) The term of the Lease shall be extended to July 31, 2002. The period from August 1, 1999 through July 31, 2002 is hereinafter referred to as the "Extension Tenn."

               (b) Prior to August 1, 1999, Annual Net Basic Rental of $103,200 and additional rent in the amount of $2,509.00 per month shall be paid by Tenant as provided in the Lease. During the Extension Term, in lieu of the foregoing payments, Tenant shall pay Annual Net Basic Rental as set forth in subsection
(c) below:

               (c) Annual Net Basic Rental during the first year of the Extension Term (commencing August 1, 1999) shall be equal to the lesser of (a) $133,308, increased by the percentage increase in the CPI (as hereinafter defined) from June 1998 to June 1999 or (b) the Fair Market Rental Value of the Premises (as hereinafter defined). The Annual Net Basic Rental during the second and third years of the Extension Term shall be the Annual Net Basic Rental for the prior year increased by the percentage increase in the CPI. Notwithstanding the foregoing, the percentage increase in any given year shall not exceed four (4%) percent. Such Annual Net Basic



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Rental shall be payable in monthly installments, each of which installment shall be an amount equal to one-twelfth (1/12th) of the applicable Annual Net Basic Rental, and shall be paid in advance on or before the tenth business day of each month during the Extension Term, without demand, to the Lessor at JDA, Inc., 940 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 or such other place as the Landlord may designate in writing from time to time.

               (d) For the purpose of the foregoing:

                       (i) "Fair Market Rental Value of the Premises" shall be the annual rent agreed to by Landlord and Tenant or, if they do not reach agreement, the annual rent equal to the fair market rental value of the Premises, taking into consideration all of the other terms and conditions of the Lease, as determined by an MAI appraiser selected by Landlord and Tenant. In the event Landlord and Tenant cannot agree on an MAI appraiser, each shall select one MAI appraiser and that appraiser shall appoint a third MAI appraiser whose determination of Fair Market Rental Value shall control. The cost of any appraisal shall be divided equally between Landlord and Tenant. Landlord and Tenant shall negotiate in good faith, beginning no later than April 1, 1999 in order to determine annual rental value of the Premises. If they have not reached agreement on annual rent prior to May 1, 1999, they shall attempt to agree on an MAI appraiser by May 15, 1999. If they have not agreed on such appraiser by May 15, 1999, they shall each appoint one MAI appraiser by May 30, 1999. Such appraiser shall select the third MAI appraiser by June 15, 1999. The single MAI appraisers appointed by the MAI appraisers appointed by the MAI appraisers appointed by each of the parties shall have thirty (30) days to determine Fair Market Rental Value of the Premises.

                       (ii)  "CPI" shall mean the Consumer Price Index for
Urban Wage Earners and Clerical Workers in the Pittsburgh area published by the Bureau of Labor Statistics of the U.S. Department of Labor (1982-84 equals 100) (All Items). In the event that the CP1 ceases to use 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the CP1, then the CPL shall be adjusted to the figure that would have been arrived at had the change in the a manner of computing the CPI in effect on the date of this amendment to lease not been altered. In the event such CPI (or a successor or, substitute index) is not available, a reliable governmental or non-partisan publication evaluating the information thereto fore used in determining the CPI shall be used. In the event no CPI shall be published for the month in question, the CPI published on the date nearest thereto shall be used.

                       (iii) "Percentage Increase" shall be calculated as follows: first calculate the sum which is the difference between the CPI for June of the then current year and June of the immediately preceding year. Second, divide that difference by the CPI for June of the immediately preceding year. Third, multiply the quotient just derived by 100 to obtain the "percentage increase." (For an example of the calculation see Exhibit A") on such appraiser by May 15, 1999, they shall each appoint one MAI appraiser by May 30, 1999. Such appraiser shall select the third MAI appraiser by June 15, 1999. The single MAI appraiser appointed by the


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parties or the single MAI appraiser appointed by the MAI appraisers appointed by each of the parties shall have thirty (30) days to determine Fair Market Rental Value of the Premises.

                       (ii) "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers in the Pittsburgh area published by the Bureau of Labor Statistics of the U.S. Department of Labor (1982-84 equals 100) (All Items). In the event that the CP1 ceases to use 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted to the figure that would have been arrived at had the change in the a manner of computing the CPI in effect on the date of this amendment to lease not been altered. In the event such CPI (or a successor or, substitute index) is not available, a reliable governmental or non-partisan publication evaluating the information thereto fore used in determining the CPI shall be used. In the event no CPI shall be published for the month in question, the CPI published on the date nearest thereto shall be used.

                       (iii) "Percentage Increase" shall be calculated as follows: first calculate the sum which is the difference between the CPI for June of the then current year and June of the immediately preceding year. Second, divide that difference by the CPI for June of the immediately preceding year. Third, multiply the quotient just derived by 100 to obtain the "percentage increase." (For an example of the calculation see Exhibit "A").

         4.  Additional Covenants.

               (a) Landlord agrees to execute such waiver of liens as may be requested from time to time by Tenant's bank or other financial institution.

               (b) Landlord, Tenant and New Busch hereby represent and warrant to each other, that they have dealt with no broker in connection with this Assignment and there are no brokerage commissions or finder's fees payable in connection therewith. Each party hereby agrees to hold the other party harmless from and against any and all damage (including without limitation, the cost of defending the same) arising from any claim by a broker claiming to have dealt with such party in connection with this Assignment.

               (c) This Assignment shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

               (d) This Assignment shall be effective beginning July 1, 1997 (the "Effective Date").

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

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                                                  /Richard A. Roughs/
                                             -----------------------------------
                                                  Richard A. Roughs

                                             JDA, INC.


                                             By: /Andrew M. Halapin/
                                                --------------------------------
                                                Andrew M. Halapin
                                                    President

                                             BUSCH CO.


                                             By: /AndrewM.Halapin/
                                                --------------------------------
                                                Andrew M. Halapin
                                                    President

                                             NEW BUSCH CO., INC.


                                             By: /Steven I. Taub
                                                --------------------------------
                                                Steven I. Taub
                                                    Chairman